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                                                                       EXHIBIT 5

                              Rosenman & Colin LLP
                               575 Madison Avenue
                              New York, NY  10022


August 18, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:


     We have been requested by Acclaim Entertainment, Inc. (the 'Company'), a Delaware corporation, to furnish our opinion in connection with the Company's Registration Statement (the 'Registration Statement') on Form S-1 (Registration Number 333-23943), as amended, covering an aggregate principal amount of $50,000,000 of 10% Convertible Subordinated Notes due 2002 (the 'Notes') of the Company to be offered and sold by the selling noteholders named therein and the issuance by the Company (and the resale by the noteholders) of the shares of the Company's common stock, par value $0.02 per share (the 'Common Stock') issuable upon conversion of the Notes (the 'Shares').

     In connection with the foregoing, we have made such examination as we have deemed necessary for the purpose of rendering this opinion. Based upon such examination, it is our opinion that (i) the Notes are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally, and equitable considerations of any court before which enforcement may be sought and (ii) the Shares have been duly authorized and, when issued in accordance with the terms of the Indenture governing the Notes, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption 'Legal Matters' in the Prospectus included in the Registration Statement.

                                          Very truly yours,
                                          ROSENMAN & COLIN LLP

                                          By /s/
                                                --------------------------------
                                                         A Partner